EXHIBIT 23(a)



                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

         As independent public accountants, we hereby consent to the incorporation by reference in this Registration Statement on Form S-8 of Freeport-McMoRan Copper & Gold Inc. ("FCX") of our reports dated January 24, 1995, on our audits of the financial statements and financial statement schedule of FCX as of December 31, 1994, and for the year then ended, incorporated by reference or included in the FCX Annual Report on Form 10-K for the year ended December 31, 1994.


                                       ARTHUR ANDERSEN LLP

New Orleans, Louisiana,
October 2, 1995